UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       September 14, 2011

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)  On September 14, 2011, Sun Healthcare Group, Inc. ("Sun") appointed Jeffrey M. Kreger as Sun's principal accounting officer.  Bryan Shaul, who serves as Sun’s Executive Vice President and Chief Financial Officer and principal financial officer, served as Sun’s principal accounting officer prior to Mr. Kreger’s appointment to that position.

Mr. Kreger, age 44, has been Sun’s Senior Vice President and Corporate Controller since September 14, 2011 and was Sun’s Vice President and Corporate Controller from 2006 to September 14, 2011.  From 2004 to 2006, Mr. Kreger served as Vice President and Controller of Consolidated Graphics, Inc., a publicly owned commercial printer.  From 2002 to 2004, Mr. Kreger served as Director of Financial Reporting for Philip Services Corporation, at the time a publicly owned industrial services provider.  Mr. Kreger is a certified public accountant.

As part of a planned retirement, Michael Newman submitted his resignation as Executive Vice President, General Counsel and Assistant Secretary of Sun on September 14, 2011.  Mr. Newman’s resignation will be effective on September 30, 2011.  Michael T. Berg, Sun's Assistant General Counsel and Secretary, will assume the role of Interim General Counsel on Mr. Newman’s departure.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Senior Vice President and Corporate Controller

Dated:  September 15, 2011